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Exhibit 11 - Calculation of Earnings per Share
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                                                                          Three Months Ended                Six Months Ended
 (in thousands except per share data)                                June 28, 1998  June 29, 1997      June 28, 1998  June 29, 1997
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
Basic Earnings per share:

Net income                                                                 $ 9,392        $ 6,271            $17,672        $11,964

Weighted average shares outstanding                                         29,365         28,888             29,264         28,822
                                                                      -------------------------------------------------------------
Basic earnings per share                                                   $  0.32        $  0.22            $  0.60        $  0.42
                                                                      =============================================================

Diluted Earnings per Share:

Net income                                                                 $ 9,392        $ 6,271            $17,672        $11,964

Weighted average shares outstanding                                         29,365         28,888             29,264         28,822

Dilutive effect of outstanding common stock options                          1,157            631              1,005            620
                                                                      -------------------------------------------------------------
Diluted weighted average shares outstanding                                 30,522         29,519             30,269         29,442
                                                                      -------------------------------------------------------------
Diluted earnings per share                                                 $  0.31        $  0.21            $  0.58        $  0.41
                                                                       ============================================================

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